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                                                                 EXHIBIT 23.2


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the ZixIt Corporation 1999 Directors' Stock Option Plan of our report dated March 29, 1999, with respect to the consolidated financial statements of ZixIt Corporation (formerly CustomTracks Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                      /s/ Ernst & Young LLP



Dallas, Texas
November 1, 1999